Exhibit 10.19

MORTGAGE AND SECURITY

AGREEMENT SUPPLEMENT NO. 1

Mortgage and Security Agreement Supplement No. 1 dated August 14, 2007 (“Mortgage Supplement”) of World Airways, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Mortgage and Security Agreement, dated as of August 14, 2007, (the “Mortgage”), between the Company and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), provides for the execution and delivery of supplements thereto substantially in the form hereof that shall particularly describe the Aircraft (such term and other defined terms in the Mortgage being used herein with the same meanings), and shall specifically grant a security interest in the Aircraft to the Administrative Agent; and

WHEREAS, the Mortgage relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Mortgage is attached to and, made a part of this Mortgage Supplement;

NOW, THEREFORE, in order to secure the prompt payment of the Obligations, subject to the terms and conditions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration given to the Company at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has mortgaged, assigned, pledged, hypothecated and granted, and does hereby mortgage, assign, pledge, hypothecate and grant, a continuing security interest in, and mortgage lien on, the property comprising all its right, title and interest in and to the Airframe and Engines described in Annex A attached hereto, whether or not such Engines shall be installed in or attached to the Airframe or any other aircraft, to the Administrative Agent, its successors and assigns, for the benefit and security of the Secured Parties;

To have and to hold all and singular the aforesaid property unto the Administrative Agent, its successors and assigns, for the benefit and security of the Secured Parties and for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

Notwithstanding the foregoing, for purposes of the International Registry, model references for (i) the Airframe shall be “DC-10-30” and (ii) each Engine shall be “CF6-50/-45”, which, the Company represents and warrants, constitute the manufacturer’s respective generic model designations for such Airframe and Engines (as required to be used pursuant to the “regulations” as defined in the Cape Town Convention).

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed and terms not otherwise defined herein shall have the meaning provided in the Mortgage.

THIS MORTGAGE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Supplement No.     to be duly executed by one of its duly authorized officers, as of the day and year first above written.

WORLD AIRWAYS, INC.

By:	/s/ MARK McMILLIN
Name: Mark McMillin
Title: General Counsel & Corporate Secretary

Annex A

to Mortgage

Supplement No. 1

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

		FAA	Manufacturer’s
Manufacturer	Model	Registration No.	Serial No.
McDonnell Douglas	DC-10-30	N14075	46922

ENGINES

		Manufacturer’s
		Serial
Manufacturer	Model	No.
General Electric	CF6-50C2	455736
General Electric	CF6-50C2	455894
General Electric	CF6-50C2	517833

Each Engine is of 49,120 or more pounds of thrust or its equivalent.